Exhibit 99.2

Builders FirstSource Prices Offering of $400 Million of Senior Secured Notes due 2027

May 22, 2019 (DALLAS, TX) – Builders FirstSource, Inc. (Nasdaq: BLDR) (the “Company”) today announced that it has priced an offering of $400 million aggregate principal amount of 6.750% Senior Secured Notes due 2027 (the “Notes”). The price to investors will be 100.0% of the principal amount of the Notes.

The Company intends to use the net proceeds from the offering to repay a portion of the funds drawn under its existing term loan credit facility, to repurchase approximately $97 million aggregate principal amount of its outstanding 5.625% Senior Secured Notes due 2024 (the “Existing Notes”) from certain beneficial owners in open market transactions and to pay related transaction fees and expenses. The Company intends to use the remaining net proceeds for general corporate purposes. Certain beneficial owners of the Company’s Existing Notes have agreed to purchase Notes in the offering.

Consummation of the offering of the Notes is subject to various closing conditions, and there can be no assurance that the Company will be able to successfully complete these transactions on the terms described above, or at all.

The Notes will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities law and may not be offered or sold within the United States or to or for the account of any U.S. person, except pursuant to an exemption from the registration requirements thereof. Accordingly, the Notes will be offered and sold only to (i) persons reasonably believed to be “qualified institutional buyers” (as defined in Rule 144A under the Securities Act) and (ii) non-“U.S. persons” who are outside the United States (as defined in Regulation S under the Securities Act).

This news release shall not constitute an offer to sell or the solicitation of an offer to buy the Notes.

Cautionary Notice

Statements in this news release that are not purely historical facts or that necessarily depend upon future events, including statements about expected market share gains, forecasted financial performance or other statements about anticipations, beliefs, expectations, hopes, intentions or strategies for the future, may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on forward-looking statements. In addition, oral statements made by our directors, officers and employees to the investor and analyst communities, media representatives and others, depending upon their nature, may also constitute forward-looking statements. As with the forward-looking statements included in this release, these forward-looking statements are by nature inherently uncertain, and actual results may differ materially as a result of many factors. All forward-looking statements are based upon information available to Builders FirstSource,

Inc. on the date this release was submitted. Builders FirstSource, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks or uncertainties related to the Company’s growth strategies, including gaining market share, or the Company’s revenues and operating results being highly dependent on, among other things, the homebuilding industry, lumber prices and the economy. Builders FirstSource, Inc. may not succeed in addressing these and other risks. Further information regarding factors that could cause our financial and other results to differ materially from the forward-looking statements we make herein can be found in the risk factors section of our most recent annual report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) and may also be described from time to time in the other reports the Company files with the SEC. Consequently, all forward-looking statements in this release are qualified by the factors, risks and uncertainties contained therein.

About Builders FirstSource

Headquartered in Dallas, Texas, Builders FirstSource is the largest U.S supplier of building products, prefabricated components, and value-added services to the professional market segment for new residential construction and repair and remodeling. We provide customers an integrated homebuilding solution, offering manufacturing, supply, delivery and installation of a full range of structural and related building products. We operate in 39 states with approximately 400 locations and have a market presence in 75 of the top 100 Metropolitan Statistical Areas, providing geographic diversity and balanced end market exposure. We service customers from strategically located distribution facilities and manufacturing facilities (some of which are co-located) that produce value-added products such as roof and floor trusses, wall panels, stairs, vinyl windows, custom millwork and pre-hung doors. Builders FirstSource also distributes dimensional lumber and lumber sheet goods, millwork, windows, interior and exterior doors, and other building products. For more information about Builders FirstSource, visit the Company’s website at www.bldr.com.

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Contact:

Binit Sanghvi

VP Investor Relations

Builders FirstSource, Inc.

(214) 765-3804

Source: Builders FirstSource, Inc.